UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Main Street Capital Corporation
(Exact name of Registrant as specified in Charter)

Maryland	41-2230745
(State of incorporation or organization)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.01 par value per share	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE
This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Main Street Capital Corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “MAIN”. The Common Stock is currently listed on the New York Stock Exchange under the symbol “MAIN”.
Item 1.    Description of Registrant’s Securities to be Registered.
The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.12 of the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on February 28, 2025, to which this Form 8-A relates, is incorporated herein by reference.
We expect the listing and trading of the Common Stock on the NYSE Texas to commence on August 19, 2025 under the symbol “MAIN”.
Item 2.    Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Main Street Capital Corporation

Date: August 18, 2025	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel